EXHIBIT 10.22

                                 MUTUAL RELEASE

     This MUTUAL RELEASE is made and entered into as of this 6th day of January 1998 by and between CAREADVANTAGE, INC., a Delaware corporation ("CAI"): and MEDECISION, INC., a Delaware corporation ("MDI").

                              W I T N E S S E T H:

     WHEREAS, pursuant to a common stock purchase warrant dated October 31, 1994 (the "CAI Warrant") made by CAI in favor of MDI, CAI granted to MDI the right to purchase Three Hundred Thousand (300,000) shares of CAI's common stock at a price per share as set forth and determined therein prior to October 31, 1999;

     WHEREAS, pursuant to a common stock purchase warrant dated October 31, 1994 (the "MDI Warrant") made by MDI in favor of CAI, MDI granted to CAI the right to purchase Three Hundred Thousand (300,000) shares of MDI's common stock at a price per share as set forth and determined therein prior to October 31, 1999; and

     WHEREAS, each of CAI and MDI hereby desire, as of the date hereof, to cancel with no further force and effect: (i) the CAI Warrant and the MDI Warrant; (ii) any preemptive rights, antidilution rights or rights of first refusal with respect to the other company's securities; and (iii) any other grant or purported grant of options or other interest to purchase the other company's securities.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration. the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Release by MDI. MDI, for itself, and each of its predecessors, successors and assigns and any person or entity claiming by, through or under it, including, without limitation, any officer or director, employee, consultant, assignee, agent, affiliate, representative, attorney, successor or predecessor not a party hereto (collectively, the "MDI Releasors"), hereby waives, releases, discharges and holds harmless CAI and each of its affiliates and subsidiaries, which, directly or indirectly, is controlling of, is controlled by, or under common control with, CAI or any such person (the "CAI Affiliates") as well as any officers, directors, shareholders, partners, employees, agents, attorneys, advisors, representatives and trustees of each of CAI and each CAI Affiliate, past, present and future, and the heirs, executors, administrators, legal representatives, predecessors, successors and assigns of each of the foregoing (collectively, the "CAI Releasees"), of and from any and all claims, actions, causes of actions, suits, debts, demands, damages, judgments, executions, costs, expenses, liabilities, duties, sums of money,
bills,   accounts,   reckonings,   bonds,
securities, rights, indemnities, exonerations, covenants, contracts, controversies, agreements, promises, doings, omissions, losses, exposures and obligations of any kind whatsoever, whether known or unknown, whether in law or equity (collectively, the "MDI Claims"), that the MDI Releasors have had, may have now, or may have in the future, by reason of any matter or cause whatsoever, against the CAI Releasees, which the MDI Releasors have had, may have now or may have against the CAI Releasees, which in any way relate to or arise out of any warrants issued by CAI or any grant or purported grant of options or other interests in CAI's securities by the CAI Releasees, including, without limitation, any MDI Claims the MDI Releasors had, now have or may have against the CAI Releasees which arise out of, including, without limitation, any amendments thereto, the CAI Warrant.

     MDI acknowledges that it has had the opportunity to ask questions of, and receive answers from, officers of CAI regarding CAI and has had access to any and all materials and information pertaining to CAI and the CAI Affiliates.

     2. Release by CAI. CAI, for itself, and each of its predecessors, successors and assigns and any person or entity claiming by, through or under it, including, without limitation, any officer or director, employee, consultant, assignee, agent, affiliate, representative, attorney, successor or predecessor not a party hereto (collectively, the "CAI Releasors"), hereby waives, releases, discharges and holds harmless MDI and each of its affiliates and subsidiaries, which, directly or indirectly, is controlling of, is controlled by, or under common control with, MDI or any such person (the "MDI Affiliates") as well as any officers, directors, shareholders, partners, employees, agents, attorneys, advisors, representatives and trustees of each of MDI and each MDI Affiliate, past, present and future, and the heirs, executors, administrators, legal representatives, predecessors, successors and assigns of each of the foregoing (collectively, the "MDI Releasees"), of and from any and all claims, actions, causes of actions, suits, debts, demands, damages, judgments, executions, costs, expenses, liabilities, duties, sums of money, bills, accounts, reckonings, bonds, securities, rights, indemnities, exonerations, covenants, contracts, controversies, agreements, promises, doings, omissions, losses, exposures and obligations of any kind whatsoever, whether known or unknown, whether in law or equity (collectively, the "CAI Claims"), that the CAI Releasors have had, may have now, or may have in the future, by reason of any matter or cause whatsoever, against the MDI Releasees, which the CAI Releasors have had, may have now or may have against the MDI Releasees, which in any way relate to or arise out of any warrants issued by MDI or any grant or purported grant of options or other interests in MDI's securities by the MDI Releasees, including, without limitation, any CAI Claims the CAI Releasors had, now have or may have against the MDI Releasees which arise out of, including, without limitation, any amendments thereto, the MDI Warrant.

     CAI acknowledges that it has had the opportunity to ask questions of, and receive answers from, officers of MDI regarding CAI and has had access to any and all materials and information pertaining to MDI and the MDI Affiliates.

     3. Successors and Assigns. This Mutual Release shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties hereto.

     4. Governing Law. This Mutual Release shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

     5. Counterparts. This Mutual Release may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Mutual Release, or caused this Mutual Release to be executed on its behalf, as of the date first above written.

                                              CAREADVANTAGE, INC.

                                              By: /s/Thomas P. Riley
                                                  ------------------------------
                                                  Name:  Thomas P. Riley
                                                  Title: President and Chief
                                                         Executive Officer

                                              MEDECISION, INC.

                                              By: /s/David St. Clair
                                                  ------------------------------
                                                  Name: David St. Clair
                                                  Title: Chief Executive Officer


                                       3